PHH Alternative Mortgage Trust Series 2007-1 (Group II)

The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to change.

FREE WRITING PROSPECTUS
PHH Mortgage Corporation

$[233,902,115] (Approximate) (Total Offered and Non-Offered Certificates)
PHH Alternative Mortgage Trust Series 2007-1 (Group II)

Deutsche Alt-A Securities, Inc. (Depositor) PHH Alternative Mortgage Trust, Series 2007-1 (Issuing Entity)

Underwriter

January 9, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The analysis in this report is based on information provided by Deutsche Alt-A Securities, Inc. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website at www.sec.gov. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the depositor nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE DEPOSITOR OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED January 9, 2007

PHH Alternative Mortgage Trust
Series 2007-1
$[233,902,115] (Approximate)

(Total Offered and Non-Offered Certificates)

All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 5%

Structure Overview(1)
To Maturity
Class	Approximate Size ($)	Type	WAL (yrs) to Pricing Speeds(2)	Pass-Through Rate	Interest Accrual Basis	Legal Final Maturity	Expected Ratings (S/F)
Offered Certificates
II-2A	14,547,000	Fixed	3.44	6.00%	30/360	Feb 2022	AAA / AAA
II-1AX	Notional	Interest Only	NA	6.00%	30/360	Feb 2037	AAA / AAA
II-2AX	Notional	Interest Only	NA	6.00%	30/360	Feb 2022	AAA / AAA
II-1PO	298,852	Principal Only	4.57	NA	30/360	Feb 2037	AAA / AAA
II-2PO	328,098	Principal Only	3.67	NA	30/360	Feb 2022	AAA / AAA
II-AR	100	Residual	0.08	6.00%	30/360	Feb 2037	AAA / AAA
Total Offered	$15,174,050
Non-Offered Certificates
II-1A	205,278,900	Fixed	4.15	6.00%	30/360	Feb 2037	AAA / AAA
II-B-1	5,263,000	Fixed	9.98	6.00%	30/360	Feb 2037	AA / AA
II-B-2	2,807,000	Fixed	9.98	6.00%	30/360	Feb 2037	A / A
II-B-3	1,637,000	Fixed	9.98	6.00%	30/360	Feb 2037	BBB / BBB
II-B-4	1,637,000	Fixed	9.98	6.00%	30/360	Feb 2037	BB / BB
II-B-5	1,286,000	Fixed	9.98	6.00%	30/360	Feb 2037	B / B
II-B-6	819,165	Fixed	9.98	6.00%	30/360	Feb 2037	NR / NR
Total Non-Offered	$218,728,065
(1) The Structure is preliminary and subject to change
(2) The Pricing Speed for the Certificates is 100% PPC (8% CPR growing to 20% CPR over 12 months, 20% CPR thereafter), run to maturity.

Transaction Overview
The Certificates:

■

The Class II-1A, Class II-2A, Class II-1AX, Class II-2AX, Class II-1PO, Class II-2PO, and Class II-AR Certificates are referred to herein as the “Senior Certificates.” The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates are referred to herein as the “Subordinate Certificates.” Together, the Senior Certificates and the Subordinate Certificates are referred to herein as the “Certificates.”

Offered Certificates:	■ The Senior Certificates (other than the Class II-1A Certificates) will also be referred to herein as the “Offered Certificates”.

Non-Offered Certificates:	■ The Subordinate Certificates and the Class II-1A Certificates will also be referred to herein as the “Non-Offered Certificates”.

Collateral:

■

All of the mortgage loans (the “Group II Mortgage Loans”) are secured by first liens.

■

As of the Cut-off Date, the aggregate stated principal balance of the Group II Mortgage Loans is expected to be approximately $233,902,115.  The Group II Mortgage Loans will consist of conforming and non-conforming balance, fixed rate mortgage loans with 15 year and 30 year amortization schedules.

■

As of the Cut-off Date, the aggregate stated principal balance of the Subgroup II-1 Mortgage Loans is expected to be approximately $218,119,629.  The Subgroup II-1 Mortgage Loans will consist of conforming and non-conforming balance, fixed rate mortgage loans with 30 year amortization schedules.

■

As of the Cut-off Date, the aggregate stated principal balance of the Subgroup II-2 Mortgage Loans is expected to be approximately $15,782,486.  The Subgroup II-2 Mortgage Loans will consist of conforming and non-conforming balance, fixed rate mortgage loans with 15 year amortization schedules.

NOTE:  The information related to the Group II Mortgage Loans described herein reflects preliminary information.  It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of mortgage loans and additional mortgage loans may be added to the pool of mortgage loans.  The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate stated principal balance of the Group II Mortgage Loans as of the Closing Date may be greater than or less than the aggregate stated principal balance of the Group II Mortgage Loans presented herein by up to 5%.  Consequently, the initial aggregate class certificate balance of the Certificates may vary up to 5% from the amounts shown herein.

Pricing Speed:	■ 100% PPC for the Certificates is equal to 8% CPR growing to 20% CPR over 12 months and 20% CPR thereafter.

Depositor:	■ Deutsche Alt-A Securities, Inc.

Sponsor, Originator and Servicer:	■ PHH Mortgage Corporation

Transferor:	■ DB Structured Products, Inc.

Sellers:	■ The Sponsor, and Bishop’s Gate Residential Mortgage Trust

Master Servicer, Securities Administrator, and Custodian:	■ Wells Fargo Bank, National Association

Trustee:	■ HSBC Bank USA, National Association

Cut-off Date:	■ January 1, 2007

Closing Date:	■ On or about January 26, 2007

Registration:	■ The Offered Certificates will be made available in book-entry form through DTC.

Transaction Overview (Cont.)
Federal Tax Treatment:	■ It is anticipated that the Senior Certificates and the Subordinate Certificates will be treated as REMIC regular interests for federal income tax purposes.

Cleanup Call:	■ 10% Clean-up call.

Distribution Dates: ■ 25th day of each month, or next business day, commencing in February 2007.

ERISA:

■

In general, the Offered Certificates are expected to be ERISA eligible.  Prospective investors should review with legal advisors as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

SMMEA:

■

The Offered Certificates are expected to constitute “mortgage related securities” under SMMEA so long as they are rated in one of the two highest rating categories by at least one of the Rating Agencies.

Credit Enhancement:	■ Credit Enhancement will be provided by a senior/subordinate shifting interest structure. Subordination for the Senior Certificates is expected to be approximately 5.75% initially.

Cashflow Description:

■

Distributions on the certificates will be made on each Distribution Date.  The payments to the certificates, to the extent of the available funds, will be made in the following amounts and according to the following priority:

1.

Payments of interest, pro rata, to the Senior Certificates (other than the Class II-1PO and II-2PO Certificates) then entitled to receive interest payments from their respective collateral groups.

2.

Payments of principal, to the Class II-AR and Class II-1A sequentially until reduced to zero from the Subgroup II-1 Senior Principal Distribution Amount and to the Class II-2A Certificates, until reduced to zero from the Subgroup II-2 Senior Principal Distribution Amount.

3.

Payments of principal to the Class II-1PO and Class II-2PO Certificates, the related PO Percentage of principal received on the respective Subgroup II-1 and Subgroup II-2 Discount Mortgage Loans, until reduced to zero.

4.

Payments of interest and then principal sequentially to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in that order, so that each such class shall receive interest calculated at a per annum rate equal to its respective Pass-Through Rate multiplied by its respective class certificate balance and principal in an amount equal to each such class’ allocable share of the Subordinate Principal Distribution Amount.

PO Percentage:

■

The PO Percentage with respect to any Discount Mortgage Loan will be equal to (i) the excess of the applicable Required Coupon over the net mortgage rate of such Discount Mortgage Loan divided by (ii) the applicable Required Coupon.  The PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.

Non-PO Percentage:

■

The Non-PO Percentage with respect to the Discount Mortgage Loans will be equal to the net mortgage rate of such Discount Mortgage Loan divided by the applicable Required Coupon.  The Non-PO Percentage with respect to any Non-Discount Mortgage Loan will be 100%.

Discount Mortgage Loan:	■ A Discount Mortgage Loan is a Group II Mortgage Loan with a net mortgage rate less than the applicable Required Coupon.

Required Coupon:	■ For the Group II Mortgage Loans, 6.00% per annum.

i.

Transaction Overview (Cont.)
Lockout Percentage:

■

With respect to any Distribution Date occurring during the five years beginning on the first Distribution Date, 0%.  For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:  for any Distribution Date during the sixth year after the closing date, 30%; for any Distribution Date during the seventh year after the closing date, 40%; for any Distribution Date during the eighth year after the closing date, 60%; for any Distribution Date during the ninth year after the closing date, 80%; and for any Distribution Date thereafter, 100%.

Senior Prepayment Percentage:

■

The Senior Certificates will be entitled to receive 100% of the prepayments on the Mortgage Loans in the related subgroup on any Distribution Date during the first five years following the Closing Date (the “Senior Prepayment Percentage”).  Thereafter, the Senior Prepayment Percentage can be reduced to the related Senior Percentage plus: for any Distribution Date during the sixth year after the closing date, 70% of the related Subordinate Percentage; for any Distribution Date during the seventh year after the closing date, 60% of the related Subordinate Percentage; for any Distribution Date during the eighth year after the closing date, 40% of the related Subordinate Percentage; for any Distribution Date during the ninth year after the closing date, 20% of the related Subordinate Percentage; and for any Distribution Date thereafter, the related Senior Percentage for that Distribution Date, provided that (i) the principal balance of the Mortgage Loans 60 days or more delinquent, averaged over the preceding 6 month period, as a percentage of the aggregate certificate principal balance of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses incurred on the Mortgage Loans do not exceed 30%, 35%, 40%, 45% or 50%, respectively, for each test date.

Senior Percentage:

■

With respect to any Distribution Date and the Senior Certificates related to either subgroup, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal balance of such Senior Certificates (not including the related Class II-AX and Class II-PO Certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans in the related Subgroup, other than the related PO Percentage of any related Discount Mortgage Loans as of the first day of the related Due Period.

Subordinate Percentage:	■ For any Distribution Date will be 100% minus the related Senior Percentage for such Distribution Date.

Principal Distribution Amount:

■

With respect to each Distribution Date and subgroup will be the sum of:

1.

scheduled principal payments on the Group II Mortgage Loans in the related Subgroup due during the related due period;

2.

the principal portion of repurchase proceeds received with respect to the Group II Mortgage Loans in the related Subgroup which were repurchased as permitted or required by the pooling and servicing agreement during the related prepayment period; and

3.

any other unscheduled payments of principal which were received on the Group II Mortgage Loans during the related prepayment period, other than prepayments in full, prepayments in part or Liquidation Principal.

Transaction Overview (Cont.)

PO Principal Distribution Amount:

■

With respect to each Distribution Date and subgroup a distribution allocable to principal made to holders of the related Class PO Certificates from the available funds remaining after the related senior interest distribution amount is distributed, equal to the related PO Percentage of the Principal Distribution Amount and Principal Prepayment Amount on each Discount Mortgage Loan in such subgroup.

Senior Principal Distribution Amount:

■

With respect to any distribution date and subgroup, the lesser of (a) the balance of the available funds remaining after the senior interest distribution amount and related PO Principal Distribution Amount to such subgroup is distributed, and (b) the sum of:  (i) the product of (1) the related Senior Percentage and (2) the related Non-PO Percentage of Principal Distribution Amount for that subgroup and (ii) the product of (1) the related Senior Prepayment Percentage and (2) the related Non-PO Percentage of Principal Prepayment Amount for that subgroup.

Subordinate Principal Distribution Amount:

■

With respect to any distribution date, the Subordinate Certificates will be entitled to receive the portion of available funds from both subgroups remaining after the senior interest distribution amount, PO Principal Distribution Amount, Senior Principal Distribution Amount and subordinate interest distribution amount for both subgroups is distributed.

Principal Prepayment Amount:

■

With respect to each Distribution Date will be the sum of:

1.

all partial principal prepayments and all prepayments in full which were received during the related prepayment period and

2.

any subsequent recoveries on Group II Mortgage Loans in that subgroup received during the related prepayment period.

Liquidation Principal:

■

With respect to each Distribution Date, the principal portion of net liquidation proceeds received with respect to each mortgage loan which became a liquidation loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of such Distribution Date.

Allocation of Losses:

■

Realized losses on the Mortgage Loans will be allocated to the most junior class of Certificates outstanding beginning with the Class II-B-6 Certificates, until the certificate principal balance of each such class of the Subordinate Certificates has been reduced to zero.  Thereafter, any subsequent realized losses on Group II Mortgage Loans in any subgroup will be allocated pro rata to the Senior Certificates related to such subgroup (other than the Class II-AX Certificates).

■

The Class II-PO Certificates will be allocated the related PO Percentage of the losses on the related Discount Mortgage Loans in the related subgroup.

■

Excess losses on the Group II Mortgage Loans in any subgroup (bankruptcy, special hazard and fraud losses in excess of the amounts established by the rating agencies) will be allocated, pro rata, to the Subordinate Certificates and Senior Certificates related to such subgroup.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Fixed Rate Trading
Hyung Peak	212-250-2669
Mark Ginsberg	212-250-2669
Jason Kim	212-250-2669

ABS/MBS Banking
Michael Ciuffo	212-250-7905
Brian Haklisch	212-250-8745
Anjali Mecklai	212-250-4214
Aarthi Sowrirajan	212-250-4377
Chris Gibson	212-250-8269

ABS/MBS Structuring
Tol Ho	212-250-8560
Timur Otunchiev	212-250-7869

ABS/MBS Collateral
Bryan Faron	212-250-6627

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.: 333-131600

(Dated January 8, 2006)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1–877-867-2654. This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. Any legends, disclaimers or other notices that may appear in this free writing prospectus or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system. This free writing prospectus relates to Registration Statement No. 333-131600.

Group II

PHHAM 2007-1
Aggregate
Collateral Summary

Total Balance ($):		$233,902,114.93			LTV/CLTV:		78.37%		Interest Only:		15.28%
Loan Count:		936			Credit Score:		704		% LPMI		0.00%
Average Balance ($):		$249,895.42			% Conforming:		63.62%
					Greater than 80% LTV no MI:		0.00%

Credit Score	Count	Balance ($)	WAC (%)	Percent (%)			IO Term (months)	Count	Balance ($)	WAC (%)	Percent (%)
551 - 600	1	299,429.20	6.250	0.13			0	817	198,163,486.08	6.599	84.72
601 - 620	9	1,735,117.70	6.709	0.74			120	119	35,738,628.85	6.620	15.28
621 - 660	191	47,227,382.72	6.621	20.19			Total:	936	233,902,114.93	6.602	100.00
661 - 700	282	68,246,314.27	6.610	29.18
Greater than or equal to 701	453	116,393,871.04	6.589	49.76
Total:	936	233,902,114.93	6.602	100.00

Documentation Type	Count	Balance ($)	WAC (%)	Percent (%)			Property Type	Count	Balance ($)	WAC (%)	Percent (%)
Stated Documentation	917	231,722,493.83	6.602	99.07			Single Family Residence	647	157,198,968.57	6.598	67.21
No Documentation	15	1,650,571.79	6.602	0.71			Planned Unit Development	120	38,049,283.41	6.569	16.27
Full Documentation	4	529,049.31	6.739	0.23			2-4 Family	73	19,732,058.66	6.691	8.44
Total:	936	233,902,114.93	6.602	100.00			Condo	85	16,908,686.79	6.597	7.23
							Other	11	2,013,117.50	6.693	0.86
							Total:	936	233,902,114.93	6.602	100.00

Purpose	Count	Balance ($)	WAC (%)	Percent (%)			Occupancy	Count	Balance ($)	WAC (%)	Percent (%)
Purchase	477	111,984,344.18	6.616	47.88			Primary	788	204,316,936.45	6.595	87.35
Cash Out	366	96,072,125.60	6.588	41.07			Second Home	61	16,162,860.56	6.618	6.91
Rate Term	93	25,845,645.15	6.593	11.05			Investment	87	13,422,317.92	6.684	5.74
Total:	936	233,902,114.93	6.602	100.00			Total:	936	233,902,114.93	6.602	100.00

LTV Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			Top 5 States	Count	Balance ($)	WAC (%)	Percent (%)
0.01 - 70.00	269	64,890,163.35	6.562	27.74			California	95	41,494,499.01	6.509	17.74
70.01 - 80.00	556	147,977,555.11	6.620	63.26			Florida	86	22,779,800.90	6.626	9.74
80.01 - 90.00	61	12,365,757.22	6.621	5.29			New York	62	19,018,767.34	6.673	8.13
90.01 - 95.00	29	6,035,707.06	6.534	2.58			New Jersey	56	17,147,043.08	6.626	7.33
95.01 - 100.00	21	2,632,932.19	6.681	1.13			Minnesota	42	10,459,105.91	6.575	4.47
Total:	936	233,902,114.93	6.602	100.00			Other	595	123,002,898.69	6.617	52.59
							Total:	936	233,902,114.93	6.602	100.00

Gross Rate Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			PPP Term	Count	Balance ($)	WAC (%)	Percent (%)
4.500 - 4.999	1	186,270.71	4.500	0.08			No Prepayment Penalty	936	233,902,114.93	6.602	100.00
5.500 - 5.999	17	4,383,938.50	5.791	1.87			Total:	936	233,902,114.93	6.602	100.00
6.000 - 6.499	182	58,761,608.56	6.299	25.12
6.500 - 6.999	713	167,921,937.78	6.719	71.79			Balance Range ($)	Count	Avg. Balance ($)	WAC (%)	Percent (%)
7.000 - 7.499	14	1,356,127.07	7.219	0.58			0.01 - 100,000.00	155	73,865.98	6.690	4.89
7.500 - 7.999	8	1,238,834.51	7.517	0.53			100,000.01 - 200,000.00	354	149,846.28	6.672	22.68
8.000 - 8.499	1	53,397.80	8.188	0.02			200,000.01 - 300,000.00	178	245,067.82	6.634	18.65
Total:	936	233,902,114.93	6.602	100.00			300,000.01 - 400,000.00	97	347,660.10	6.620	14.42
							400,000.01 - 500,000.00	58	457,731.64	6.562	11.35
Originator	Count	Balance ($)	WAC (%)	Percent (%)			500,000.01 - 600,000.00	45	549,982.42	6.502	10.58
PHH Mortgage	936	233,902,114.93	6.602	100.00			600,000.01 - 700,000.00	18	645,102.81	6.553	4.96
Total:	936	233,902,114.93	6.602	100.00			700,000.01 - 800,000.00	13	745,874.27	6.534	4.15
							800,000.01 - 900,000.00	4	839,163.75	6.513	1.44
Servicer	Count	Balance ($)	WAC (%)	Percent (%)			900,000.01 - 1,000,000.00	9	971,103.79	6.462	3.74
PHH Mortgage	936	233,902,114.93	6.602	100.00			1,000,000.01 - 1,100,000.00	1	1,016,645.17	6.875	0.43
Total:	936	233,902,114.93	6.602	100.00			1,400,000.01 - 1,500,000.00	2	1,457,250.00	6.280	1.25
							1,500,000.01 - 1,600,000.00	1	1,573,610.41	6.625	0.67
							1,800,000.01 - 1,900,000.00	1	1,855,000.00	6.710	0.79
							Total:	936	249,895.42	6.602	100.00

	Less than or equal to 55.00
FICO		55.01	60.01	65.01	70.01	75.01	80.01	85.01	90.01	95.01
LTV (%)		to 60.00	to 65.00	to 70.00	to 75.00	to 80.00	to 85.00	to 90.00	to 95.00	to 99.99	100.00
1 - 600	0.13	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
601 - 625	0.64	0.34	0.08	0.09	0.18	1.26	0.35	0.08	0.00	0.00	0.00
626 - 650	0.65	0.47	0.42	1.13	1.11	7.30	0.09	0.88	0.06	0.00	0.00
651 - 675	1.84	0.34	1.27	1.43	0.50	8.40	0.00	1.14	0.27	0.00	0.04
676 - 700	2.30	0.87	0.31	0.69	1.96	11.75	0.02	0.73	0.98	0.00	0.16
701 - 725	1.82	0.44	0.65	1.46	0.97	10.35	0.06	0.96	0.51	0.15	0.44
726 - 750	1.63	0.12	0.52	1.76	0.87	7.27	0.00	0.29	0.34	0.05	0.11
751 - 800	1.70	0.63	1.90	1.56	2.46	7.44	0.17	0.44	0.42	0.08	0.08
Greater than or equal to 801	0.33	0.10	0.00	0.15	0.12	1.34	0.00	0.10	0.00	0.00	0.00
Total:	11.04	3.31	5.14	8.26	8.17	55.10	0.68	4.60	2.58	0.29	0.84

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.

  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

Group II

PHHAM 2007-1
30-Year Fixed Term
Collateral Summary

Total Balance ($):		$218,119,628.54			LTV/CLTV:		79.09%		Interest Only:		16.38%
Loan Count:		849			Credit Score:		703		% LPMI		0.00%
Average Balance ($):		$256,913.58			% Conforming:		63.67%
					Greater than 80% LTV no MI:		0.00%

Credit Score	Count	Balance ($)	WAC (%)	Percent (%)			IO Term (months)	Count	Balance ($)	WAC (%)	Percent (%)
551 - 600	1	299,429.20	6.250	0.14			0	730	182,380,999.69	6.615	83.62
601 - 620	8	1,633,345.74	6.704	0.75			120	119	35,738,628.85	6.620	16.38
621 - 660	172	44,713,202.92	6.635	20.50			Total:	849	218,119,628.54	6.616	100.00
661 - 700	256	64,007,020.31	6.618	29.34
Greater than or equal to 701	412	107,466,630.37	6.606	49.27
Total:	849	218,119,628.54	6.616	100.00

Documentation Type	Count	Balance ($)	WAC (%)	Percent (%)			Property Type	Count	Balance ($)	WAC (%)	Percent (%)
Stated Documentation	832	216,219,856.75	6.616	99.13			Single Family Residence	586	145,123,868.94	6.616	66.53
No Documentation	15	1,650,571.79	6.602	0.76			Planned Unit Development	116	37,269,283.25	6.578	17.09
Full Documentation	2	249,200.00	6.645	0.11			2-4 Family	62	18,431,599.31	6.678	8.45
Total:	849	218,119,628.54	6.616	100.00			Condo	77	15,764,648.40	6.613	7.23
							Other	8	1,530,228.64	6.766	0.70
							Total:	849	218,119,628.54	6.616	100.00

Purpose	Count	Balance ($)	WAC (%)	Percent (%)			Occupancy	Count	Balance ($)	WAC (%)	Percent (%)
Purchase	442	105,392,498.31	6.621	48.32			Primary	729	191,429,486.91	6.612	87.76
Cash Out	326	88,500,282.88	6.615	40.57			Second Home	55	15,415,017.13	6.613	7.07
Rate Term	81	24,226,847.35	6.597	11.11			Investment	65	11,275,124.50	6.679	5.17
Total:	849	218,119,628.54	6.616	100.00			Total:	849	218,119,628.54	6.616	100.00

LTV Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			Top 5 States	Count	Balance ($)	WAC (%)	Percent (%)
0.01 - 70.00	228	58,165,861.27	6.588	26.67			California	89	39,410,193.13	6.500	18.07
70.01 - 80.00	522	140,073,437.64	6.628	64.22			Florida	83	21,701,644.40	6.641	9.95
80.01 - 90.00	52	11,649,191.40	6.590	5.34			New York	55	18,230,062.44	6.643	8.36
90.01 - 95.00	26	5,598,206.04	6.610	2.57			New Jersey	53	16,100,761.88	6.646	7.38
95.01 - 100.00	21	2,632,932.19	6.681	1.21			Minnesota	41	10,345,983.87	6.577	4.74
Total:	849	218,119,628.54	6.616	100.00			Other	528	112,330,982.82	6.646	51.50
							Total:	849	218,119,628.54	6.616	100.00

Gross Rate Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			PPP Term	Count	Balance ($)	WAC (%)	Percent (%)
5.500 - 5.999	9	2,319,005.76	5.810	1.06			No Prepayment Penalty	849	218,119,628.54	6.616	100.00
6.000 - 6.499	149	51,513,516.93	6.312	23.62			Total:	849	218,119,628.54	6.616	100.00
6.500 - 6.999	691	164,287,105.85	6.722	75.32
Total:	849	218,119,628.54	6.616	100.00

Originator	Count	Balance ($)	WAC (%)	Percent (%)			Balance Range ($)	Count	Avg. Balance ($)	WAC (%)	Percent (%)
PHH Mortgage	849	218,119,628.54	6.616	100.00			0.01 - 100,000.00	121	77,533.25	6.680	4.30
Total:	849	218,119,628.54	6.616	100.00			100,000.01 - 200,000.00	320	150,359.97	6.694	22.06
							200,000.01 - 300,000.00	172	244,643.02	6.644	19.29
							300,000.01 - 400,000.00	93	347,769.87	6.631	14.83
Servicer	Count	Balance ($)	WAC (%)	Percent (%)			400,000.01 - 500,000.00	57	457,340.97	6.573	11.95
PHH Mortgage	849	218,119,628.54	6.616	100.00			500,000.01 - 600,000.00	43	552,067.13	6.522	10.88
Total:	849	218,119,628.54	6.616	100.00			600,000.01 - 700,000.00	16	645,810.35	6.611	4.74
							700,000.01 - 800,000.00	10	742,134.35	6.523	3.40
							800,000.01 - 900,000.00	3	846,798.74	6.557	1.16
							900,000.01 - 1,000,000.00	9	971,103.79	6.462	4.01
							1,000,000.01 - 1,100,000.00	1	1,016,645.17	6.875	0.47
							1,400,000.01 - 1,500,000.00	2	1,457,250.00	6.280	1.34
							1,500,000.01 - 1,600,000.00	1	1,573,610.41	6.625	0.72
							1,800,000.01 - 1,900,000.00	1	1,855,000.00	6.710	0.85
							Total:	849	256,913.58	6.616	100.00

	Less than or equal to 55.00
FICO		55.01	60.01	65.01	70.01	75.01	80.01	85.01	90.01	95.01
LTV (%)		to 60.00	to 65.00	to 70.00	to 75.00	to 80.00	to 85.00	to 90.00	to 95.00	to 99.99	100.00
1 - 600	0.14	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
601 - 625	0.52	0.32	0.09	0.09	0.20	1.15	0.37	0.09	0.00	0.00	0.00
626 - 650	0.61	0.24	0.45	1.21	1.16	7.58	0.08	0.84	0.07	0.00	0.00
651 - 675	1.78	0.35	1.07	1.47	0.54	8.52	0.00	1.19	0.20	0.00	0.05
676 - 700	2.24	0.93	0.33	0.66	2.01	12.31	0.00	0.78	0.93	0.00	0.17
701 - 725	1.86	0.47	0.69	1.56	1.04	10.90	0.00	1.00	0.55	0.16	0.48
726 - 750	1.04	0.00	0.55	1.89	0.87	7.43	0.00	0.23	0.37	0.06	0.12
751 - 800	1.52	0.62	2.04	1.48	2.33	7.08	0.18	0.47	0.45	0.09	0.09
Greater than or equal to 801	0.33	0.11	0.00	0.00	0.12	0.98	0.00	0.10	0.00	0.00	0.00
Total:	10.03	3.04	5.22	8.38	8.27	55.95	0.63	4.71	2.57	0.31	0.90

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.

  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

Group II

PHHAM 2007-1
15-Year Fixed Term
Collateral Summary

Total Balance ($):		$15,782,486.39			LTV/CLTV:		68.35%		Interest Only:		0.00%
Loan Count:		87			Credit Score:		719		% LPMI		0.00%
Average Balance ($):		$181,407.89			% Conforming:		62.87%
					Greater than 80% LTV no MI:		0.00%

Credit Score	Count	Balance ($)	WAC (%)	Percent (%)
601 - 620	1	101,771.96	6.790	0.64			IO Term (months)	Count	Balance ($)	WAC (%)	Percent (%)
621 - 660	19	2,514,179.80	6.378	15.93			0	87	15,782,486.39	6.416	100.00
661 - 700	26	4,239,293.96	6.494	26.86			Total:	87	15,782,486.39	6.416	100.00
Greater than or equal to 701	41	8,927,240.67	6.386	56.56
Total:	87	15,782,486.39	6.416	100.00

							Property Type	Count	Balance ($)	WAC (%)	Percent (%)
							Single Family Residence	61	12,075,099.63	6.386	76.51
							2-4 Family	11	1,300,459.35	6.867	8.24
Documentation Type	Count	Balance ($)	WAC (%)	Percent (%)			Condo	8	1,144,038.39	6.375	7.25
Stated Documentation	85	15,502,637.08	6.409	98.23			Planned Unit Development	4	780,000.16	6.164	4.94
Full Documentation	2	279,849.31	6.822	1.77			Other	3	482,888.86	6.461	3.06
Total:	87	15,782,486.39	6.416	100.00			Total:	87	15,782,486.39	6.416	100.00

							Occupancy	Count	Balance ($)	WAC (%)	Percent (%)
							Primary	59	12,887,449.54	6.349	81.66
							Investment	22	2,147,193.42	6.710	13.60
Purpose	Count	Balance ($)	WAC (%)	Percent (%)			Second Home	6	747,843.43	6.722	4.74
Cash Out	40	7,571,842.72	6.277	47.98			Total:	87	15,782,486.39	6.416	100.00
Purchase	35	6,591,845.87	6.544	41.77
Rate Term	12	1,618,797.80	6.544	10.26
Total:	87	15,782,486.39	6.416	100.00			Top 5 States	Count	Balance ($)	WAC (%)	Percent (%)
							Pennsylvania	8	2,151,887.99	6.052	13.63
							California	6	2,084,305.88	6.680	13.21
LTV Range (%)	Count	Balance ($)	WAC (%)	Percent (%)			Florida	3	1,078,156.50	6.332	6.83
0.01 - 70.00	41	6,724,302.08	6.334	42.61			New Jersey	3	1,046,281.20	6.328	6.63
70.01 - 80.00	34	7,904,117.47	6.469	50.08			Illinois	6	816,732.56	6.506	5.17
80.01 - 90.00	9	716,565.82	7.126	4.54			Other	61	8,605,122.26	6.456	54.52
90.01 - 95.00	3	437,501.02	5.555	2.77			Total:	87	15,782,486.39	6.416	100.00
Total:	87	15,782,486.39	6.416	100.00
							PPP Term	Count	Balance ($)	WAC (%)	Percent (%)
							No Prepayment Penalty	87	15,782,486.39	6.416	100.00
							Total:	87	15,782,486.39	6.416	100.00
Gross Rate Range (%)	Count	Balance ($)	WAC (%)	Percent (%)
4.500 - 4.999	1	186,270.71	4.500	1.18
5.500 - 5.999	8	2,064,932.74	5.771	13.08
6.000 - 6.499	33	7,248,091.63	6.212	45.92
6.500 - 6.999	22	3,634,831.93	6.586	23.03
7.000 - 7.499	14	1,356,127.07	7.219	8.59			Balance Range ($)	Count	Avg. Balance ($)	WAC (%)	Percent (%)
7.500 - 7.999	8	1,238,834.51	7.517	7.85			0.01 - 100,000.00	34	60,814.82	6.734	13.10
8.000 - 8.499	1	53,397.80	8.188	0.34			100,000.01 - 200,000.00	34	145,011.48	6.454	31.24
Total:	87	15,782,486.39	6.416	100.00			200,000.01 - 300,000.00	6	257,245.48	6.372	9.78
							300,000.01 - 400,000.00	4	345,107.90	6.367	8.75
							400,000.01 - 500,000.00	1	480,000.00	6.000	3.04
							500,000.01 - 600,000.00	2	505,161.04	6.020	6.40
							600,000.01 - 700,000.00	2	639,442.51	6.083	8.10
Originator	Count	Balance ($)	WAC (%)	Percent (%)			700,000.01 - 800,000.00	3	758,340.69	6.569	14.41
PHH Mortgage	87	15,782,486.39	6.416	100.00			800,000.01 - 900,000.00	1	816,258.77	6.375	5.17
Total:	87	15,782,486.39	6.416	100.00			Total:	87	181,407.89	6.416	100.00

Servicer	Count	Balance ($)	WAC (%)	Percent (%)
PHH Mortgage	87	15,782,486.39	6.416	100.00
Total:	87	15,782,486.39	6.416	100.00

	Less than or equal to 55.00
FICO		55.01	60.01	65.01	70.01	75.01	80.01	85.01	90.01	95.01
LTV (%)		to 60.00	to 65.00	to 70.00	to 75.00	to 80.00	to 85.00	to 90.00	to 95.00	to 99.99	100.00
1 - 600	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
601 - 625	2.25	0.64	0.00	0.00	0.00	2.70	0.00	0.00	0.00	0.00	0.00
626 - 650	1.22	3.66	0.00	0.00	0.45	3.51	0.28	1.36	0.00	0.00	0.00
651 - 675	2.71	0.27	3.97	0.79	0.00	6.71	0.00	0.40	1.23	0.00	0.00
676 - 700	3.21	0.00	0.00	1.06	1.20	3.94	0.34	0.00	1.54	0.00	0.00
701 - 725	1.26	0.00	0.00	0.00	0.00	2.79	0.83	0.29	0.00	0.00	0.00
726 - 750	9.85	1.73	0.00	0.00	0.82	4.99	0.00	1.03	0.00	0.00	0.00
751 - 800	4.13	0.79	0.00	2.59	4.34	12.41	0.00	0.00	0.00	0.00	0.00
Greater than or equal to 801	0.32	0.00	0.00	2.16	0.00	6.23	0.00	0.00	0.00	0.00	0.00
Total:	24.93	7.10	3.97	6.60	6.81	43.28	1.45	3.09	2.77	0.00	0.00

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.

  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.